3215599.01

Exhibit 10.12

CREDIT AGREEMENT
                                   dated as of
                                  March 7, 1997
                                      among
                            CABLETRON SYSTEMS, INC.,
                          CERTAIN SUBSIDIARY BORROWERS,
                            THE LENDERS PARTY HERETO


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO
                              as Syndication Agent



                     $250,000,000 REVOLVING CREDIT FACILITY







                                TABLE OF CONTENTS

ARTICLE IDefinitions 5
      SECTION 1.01. Defined Terms.  5
   SECTION 1.02. Classification of Loans and Borrowings     18
      SECTION 1.03. Terms Generally 18
      SECTION 1.04 Accuonting Terms; GAAP 19

ARTICLE IIThe Credits     19
      SECTION 2.01. Commitments19
      SECTION 2.02. Loans and Borrowings  19
      SECTION 2.03. Requests for Borrowings    20
      SECTION 2.04. Letters of Credit     21
      SECTION 2.05. Funding of Borrowings 25
      SECTION 2.06. Interest Elections    25
      SECTION 2.07. Termination, Reduction and Extension of Commitments 27
      SECTION 2.08. Repayment of Loans; Evidence of Debt 29
      SECTION 2.09. Prepayment of Loans   29
      SECTION 2.10. Fees  30
      SECTION 2.11. Interest   31
      SECTION 2.12. Alternate Rate of Interest 32
      SECTION 2.13. Increased Costs 32
      SECTION 2.14. Break Funding Payments     33
      SECTION 2.15. Taxes 34
   SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs 35
      SECTION 2.17. Mitigation Obligations; Replacement of Lenders 36
      SECTION 2.18. Increase of Commitments    37

ARTICLE III     39
      SECTION 3.01 The Guarantee    39
      SECTION 3.02 Obligations Unconditional   39
      SECTION 3.03 Reinstatement    40
      SECTION 3.04 Subrogation 40
      SECTION 3.05 Remedies    41
      SECTION 3.06 Instrument for the Payment of Money   41
      SECTION 3.07 Continuing Guarantee   41

ARTICLE IVRepresentations and Warranties  41
      SECTION 4.01. Organization; Powers  41
      SECTION 4.02. Authorization; Enforceability   41
      SECTION 4.03. Governmental Approvals; No Conflicts 42
      SECTION 4.04. Financial Condition; No Material Adverse Change42
      SECTION 4.05. Properties 42
      SECTION 4.06. Litigation and Environmental Matters 43
      SECTION 4.07. Compliance with Laws and Agreements  43
      SECTION 4.08. Investment and Holding Company Status43
      SECTION 4.09. Taxes 43
      SECTION 4.10. ERISA.43
      SECTION 4.11. Disclosure 44

ARTICLE VConditions  44
      SECTION 5.01. Effective Date  44
      SECTION 5.02. Each Credit Event     45
      SECTION 6.01. Financial Statements and Other Information45 SECTION 6.02. Notices of Material Events 47 SECTION 6.03. Existence; Conduct of Business 47 SECTION 6.04. Payment of Obligations 47 SECTION 6.05. Maintenance of Properties; Insuranc 47 SECTION 6.06. Books and Records; Inspection Rights 48 SECTION 6.07. Compliance with Laws 48 SECTION 6.08. Use of Proceeds 48

ARTICLE VIINegative Covenants  48
      SECTION 7.01. Indebtedness    48
      SECTION 7.02. Liens 49
      SECTION 7.03. Fundamental Changes   49
      SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions;
                    Hedging Agreements.    50
      SECTION 7.05. Transactions with Affiliates    52
      SECTION 7.06. Restrictive Agreements     52
      SECTION 7.07. Leverage Ratio. 53
      SECTION 7.08. Interest Coverage Ratio    53
      SECTION 7.09. Tangible Net Worth    53

ARTICLE XMiscellaneous    57
      SECTION 10.01. Notices   57
      SECTION 10.02. Waivers; Amendments  58
      SECTION 10.03. Expenses; Indemnity: Damage Waiver  59
      SECTION 10.04. Successors and Assigns    60
      SECTION 10.05. Survival. 62
      SECTION 10.06. Counterparts; Integration Effectiveness  62
      SECTION 10.07. Severability   63
      SECTION 10.08. Right of Setoff63
SECTION 10.09. Governing Law; Jurisdiction; Consent to   Service of Process   63
      SECTION 10.10. WAIVER OF JURY TRIAL 64
      SECTION 10.11. Headings  64
      SECTION 10.12. Confidentiality64
      SECTION 10.13. Subsidiary Borrowers 65

CREDIT AGREEMENT dated as of March 7, 1997, among CABLETRON SYSTEMS, INC., each of the subsidiaries of the Company designated by the Company from time to time as Subsidiary Borrowers hereunder, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent. The parties hereto agree as follows:

                                    ARTICLE I

                         DefinitionsARTICLE IDefinitions
As used in this Agreement, the following terms have the meanings specified below:

", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

   "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

   "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

   "Administrative Ouestionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

   "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

   "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of it. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

   "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the
Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

   "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan or with respect to the facility fees payable hereunder, the applicable rate per annum set forth in the table below under the caption "ABR Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be, set forth opposite the applicable Leverage Ratio as at the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, together with the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.01(c).

----------------------------------------------------------------------------
  Range of Leverage       ABR Spread     Eurodollar Spread   Facility Fee
        Ratio:                                                   Rate
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Greater than or equal         0%               0.45%            0.20%
to 2.00 to 1
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Greater than or equal         0%               0.30%            0.15%
to 1.00 to 1 and less
than 2.00 to 1
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Greater than or equal         0%               0.25%            0.125%
to 0.50 to 1 and less
than 1.00 to 1
----------------------------------------------------------------------------
----------------------------------------------------------------------------
Less than 0.50 to 1           0%               0.20%            0.10%
----------------------------------------------------------------------------


From and including the Effective Date to but excluding the fifth Business Day following the date of receipt of the first financial statements delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, together with the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.01(c), the "Applicable Rate" shall be determined in accordance with the certificate delivered pursuant to Section 5.01(d). The "Applicable Rate" shall be adjusted on the fifth Business Day following the date of receipt of the relevant financial statements pursuant to
Section 6.01(a) or 6.01(b), as the case may be, and the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.01(c). In the event the financial statements for any fiscal quarter or fiscal year or the certificate required by Section 6.01(c) are not delivered when due and such financial statements and/or certificate are not delivered prior to the date upon which the resultant Default shall become an Event of Default, then, effective upon such Default becoming an Event of Default, during the period from the date upon which such financial statements were required to be delivered until one Business Day following the date upon which they actually are delivered, the Applicable Rate with respect to any ABR Loan or Eurodollar Loan or with respect to the facility fees payable hereunder, as the case may be, shall be the highest rate provided for in the above table; provided that, notwithstanding the foregoing, the Applicable Rate shall not as a consequence of this definition be reduced for any period during which an Event of Default arising under clauses (a), (b), (d) (with respect to any covenant, condition or agreement contained in Section 7.07, 7.08 or 7.09), (h), W or (j) of Article VIII shall have occurred and be continuing.

   "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee in accordance with Section 10.04(b) (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

   "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

   "Borrowers" means the Company and each Subsidiary Borrower.

   "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

   "Borrowing Request" means a request by the Company for a Borrowing in accordance with section 2.03.

   "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

   "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

   "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) (other than Craig R. Benson, S. Robert Levine, Kenneth R. Levine and/or Christopher J. Oliver), of shares representing more than 40 of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

   "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

   "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.18 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

"Company" means Cabletron Systems, Inc., a Delaware corporation.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Documents" means this Agreement and the promissory notes (if any) delivered pursuant to Section 2.08(e).

      "Credit Parties" means, collectively, the Borrowers and the Guarantor.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"dollars" or "$" refers to lawful money of the United States of America. "EBITDA" means, for any period, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication) of the following: (a) net income for such period (calculated after eliminating extraordinary gains and losses and unusual or non-recurring items) plus (b) income and other taxes (to the extent deducted in determining net income) for such period plus (c) depreciation, amortization and any other non-cash charges, including, without limitation, purchase accounting adjustments required or permitted by Opinions No. 16 and 17 of the Accounting Principles Board and the write-off of in-progress technology and research and development in connection with a permitted acquisition (to the extent deducted in determining net income) for such period plus (d) the aggregate amount of Interest Expense for such period minus (e) the aggregate amount of interest income for such period (to the extent not included in computing Interest Expense).

      "Effective  Date"  means the date on which  the  conditions  specified  in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" has the meaning assigned to such term in Article VIII.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or any state or political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or in each case any political subdivision thereof, (b) any branch profits taxes imposed by the United States of America or any state or political subdivision thereof or any similar tax imposed by any other jurisdiction in which any Borrower is located, or any political subdivision thereof, and (c) in the case of a Foreign Lender to the Company or any Subsidiary Borrower organized under the laws of the United States of America or any State thereof (other than an assignee pursuant to a request by the Company under Section 2.17(b)), any withholding tax that is imposed on amounts payable by the Company or such Subsidiary Borrower, as the case may be, to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company or such Subsidiary Borrower, as the case may be, with respect to such withholding tax pursuant to Section 2.15(a)) or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e).

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1% of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial   officer"  means  the  chief  financial   officer,   principal
accounting officer, treasurer or controller of the Company.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Guarantor" means the Company, as guarantor of the obligations of the Subsidiary Borrowers.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services due more than one year from the date of purchase, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others other than Permitted Vendor Financing, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty exceeding $50,000,000 in the aggregate, W all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) (for purposes of the Leverage Ratio only) all obligations of such Person under any lease treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes (and, for purposes of determining the amount of Indebtedness reflected by such lease, the stipulated loss value, termination value or other equivalent amount shall be used). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

      "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date to (b) Interest Expense paid or payable in cash for such period.

      "Interest Election Request" means a request by the Company to convert or continue a Borrowing in accordance with Section 2.09.

      "Interest Expense" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under interest rate protection agreements accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding reimbursement of legal fees and other similar transaction costs.
      "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months, duration, each day prior to the last day of such Interest Period that occurs at intervals of three months, duration after the first day of such Interest Period.

      "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day-of the last calendar month of such Interest Period. For purposes of this definition, the date of a Borrowing shall be the date on which such Borrowing is made or the effective date of the most recent conversion or continuation of a Borrowing, as the case may be.

      "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance,
Section 2.07 or Section 2.18, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or Section 2.07.

"Letter of Credit" means any letter of credit issued pursuant to this Agreement. "Leverage Ratio" means, as at any date, the ratio of (a) all Indebtedness of the Company and its Subsidiaries (determined on a consolidated basis without duplication) on such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date.

      "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

      "Margin Stock" means "margin stock" within the meaning of Regulations U and X of the Board (or any successor regulation thereto).

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under any of the Credit Documents to which it is a party or (c) the rights or remedies of the Lenders under the Credit Documents.

      "Material Subsidiary" means, as of any date, any Subsidiary (a) the value of whose net assets equals or exceeds 5% of the net assets of the Company and its Subsidiaries on a consolidated basis or (b) whose net profits before interest and taxation equals or exceeds 5% of the net profits before interest and taxation of the Company and its Subsidiaries on a consolidated basis.
      "Maturity Date" means March 31, 2000,  subject to extension as provided in
Section 2.07(d).

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemplover Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Credit Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Encumbrances" means:

      (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, statutory landlord's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.04;

      (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

      (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

      (e) Liens arising from judgments that do not constitute an Event of Default under clause W of Article VIII;

      (f) licenses, leases and subleases granted to other Persons in the ordinary course of business; and

      (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Permitted Investments" means:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 from S&P or P-2 from Moody's;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

      (d) repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

      (e) investments in money market mutual funds substantially all of the assets of which are comprised of securities of the type set forth in clauses (a), (b), (c), (d), (f) and/or (g) of this definition, so long as such fund has total assets of at least $1,000,000,000 and has been established for at least two years;

      (f) investments in medium term notes issued by corporations or banks with a long term debt rating of at least BBB+ by S&P or Baal by Moody's;

      (g) investments in tax-exempt municipal obligations of any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, with a credit rating of at least BBB+ by S&P or Baal by Moody's; and

      (h) investments in auction rate preferred stock or money market preferred stock, in each case with a credit rating of at least BBB+ by S&P or Baal by Moody's.

      "Permitted Vendor Financing" means Guarantees issued by the Company or any Subsidiary in respect of obligations of customers in connection with the financing of sales of inventory and services to such customers in an aggregate amount at any one time not exceeding $100,000,000.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Register" has the meaning set forth in Section 10. 04 (c) .

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.
      "SEC" means the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

      "S&P" means Standard & Poors.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Company.

"Subsidiary Borrower" means any Subsidiary designated as a Borrower pursuant to
      Section 10.13.

      "Syndication Agent" means The First National Bank of Chicago, in its capacity as syndication agent hereunder.

      "Tangible Net Worth" means, as at any date for any Person, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication), of the following:

      (a) the amount of capital stock; plus

      (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus


      (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to February 29, 1996.

      "Taxes"  means any and all  present  or  future  taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Transactions" means the execution, delivery and performance by the Credit Parties of the Credit Documents, the Borrowing of Loans hereunder, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Classification of Loans and BorrowingsSECTION 1.02. Classification . For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or "Eurodollar Borrowing", as the case may be).

 . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

 . Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis, of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits
ARTICLE IIThe Credits
 . Subject to the terms and conditions set forth herein, each Lender agrees to make Loans from time to time during the Availability Period to the Company or one or more Subsidiary Borrowers hereunder in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.


 .ECTION 2.02. Loans and BorrowingsSECTION 2.02. Loans and Borrowings

      (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.


      (c) At the commencement of each Interest Period for Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

      (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

 . To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)   the aggregate amount of the requested Borrowing;

      (ii) the date of such Borrowing, which shall be a Business Day;

      (iii)the identity of the Borrower for such Borrowing;

(iv)     whether such Borrowing is to be an ABR
Borrowing or a Eurodollar Borrowing;

      (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

      (vi) the location and number, of the account of the Company or the applicable Subsidiary Borrower to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

 .     SECTION 2.04. Letters of CreditSECTION 2.04. Letters of Credit

      (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or for the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

      (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit, with such changes thereto as the Company and the Issuing Bank may agree. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

      (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of W the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

      (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender (other than the Issuing Bank), and each Lender (other than the Issuing Bank) hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender (other than the Issuing Bank) acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever provided, however, that no Lender shall be obligated to acquire a participation in a Letter of Credit if, at the time such Letter of Credit was issued, the Issuing Bank had been notified in writing by a Lender or the Company that an Event of Default had occurred and was continuing.

      (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC
Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

      (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank's failure to exercise the standard of care agreed hereunder (as set forth in the next sentence) to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall be deemed to have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, and shall be deemed to have failed to exercise the agreed standard of care only if it shall have engaged in gross negligence or wilful misconduct when making such determination. In furtherance of the foregoing and without limiting the generality thereof, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that, notwithstanding the foregoing, the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

      (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

      (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

      (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, provided that the identity of any successor Issuing Bank shall be subject to the approval of the Required Lenders. The Administrative Agent shall notify the Lenders of any proposed replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement,.but shall not be required to issue additional Letters of Credit.

      (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or W of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, the Administrative Agent shall, at the request of the Company, release moneys in such account to the Company to the extent the balance in such account exceeds the LC Exposure at such time. Any amount that is not applied or released as aforesaid shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

 .     SECTION 2.05. Funding of BorrowingsSECTION 2.05. Funding of Borrowings

      (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to the account of the Company or the Subsidiary Borrower specified by the Company pursuant to Section 2.03; provided that ABR Loans made to finance the reimbursement of an LC
Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at W in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to the Loans made on the occasion of such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

 .ECTION 2.06. Interest ElectionsSECTION 2.06. Interest Elections

      (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders and the Loans comprising each such portion shall be considered a separate Borrowing, provided that each such Eurodollar Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $2,000,000. In the event that the Company, on the same day, converts or continues all or any portion of two or more ABR or Eurodollar Borrowings into or as Eurodollar Borrowings with Interest Periods of equal duration, the portions of such Eurodollar Borrowings having Interest Periods of equal duration shall be deemed to constitute a single Eurodollar Borrowing for purposes hereof.

      (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

      (iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

      If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing W no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07. Termination, Reduction and Extension of CommitmentsSECTION 2.07.
 .     Termination, Reduction and Extension of Commitments

      (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

      (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that W each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Commitments.

      (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction specified in such notice, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

      (d) The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 60 days and not more the 90 days prior to March 31st of any year (the "Applicable Extension Date"), request that the Lenders extend the Maturity Date then in effect hereunder (the "Existince of Maturity Date") for a period of one year from the Existing Maturity Date; provided that the Company may request only two extensions pursuant to this
Section 2.07(d). Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent (which shall notify the Company) given not later than the date which is 30 days prior to the Applicable Extension Date (the "Consent
Date), advise the Administrative Agent whether or not such Lender agrees to such extension; provided that each Lender that determines not to extend the Maturity Date (a "Non-extendinq Lender") shall notify the Administrative Agent (which shall notify the other Lenders and the Company) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Lender that does not advise the Administrative Agent on or before the Consent Date shall be deemed to be a Non-extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

      (ii) The Company shall have the right, at any time after the Consent Date and on or before the Applicable Extension Date to replace any Non-extending Lender with, and otherwise add to this Agreement, one or more other Persons (which may include increasing the Commitment of any Lender) (each an "Additional Commitment Lender"), with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Applicable Extension Date (but only if the requisite Lenders shall have consented to the relevant extension under clause (iii) below), undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date), provided that in no event shall the aggregate amount of Commitments in effect immediately prior to the request of an extension pursuant to this Section 2.07(d) be increased pursuant to this Section 2.07(d).

      (iii)If (and only if) the total of the Commitments of the Lenders that have agreed under clause (ii) above so to extend the Maturity Date shall be at least 80% of the aggregate amount of the Commitments in effect immediately prior to the Consent Date, then, effective as of the Applicable Extension Date, the Existing Maturity Date shall be extended by one year (except that, if such date is not a Business Day, such Existing Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

      Notwithstanding the foregoing, the extension of the Existing Maturity Date shall not be effective with respect to any Lender unless:

      (A) no Default shall have occurred and be continuing on and as of each of the date of the notice requesting such extension and the Applicable Extension Date;

      (B) each of the representations and warranties made by the Credit Parties in this Agreement and the other Credit Documents shall be true and complete on and as of each of the date of the notice requesting such extension and the Applicable Extension Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

      (C) each Non-extending Lender shall have been paid in full by the Borrowers all amounts owing to such Lender hereunder on or before the Applicable Extension Date.

Even if the Existing Maturity Date is extended as aforesaid, the Commitment of each Non-extending Lender shall terminate on the Applicable Extension Date and each Lender other than a Nonextending Lender shall, on such date, be deemed to acquire its pro rata share of any participations in Letters of Credit held by each Non-extending Lender on such date.

SECTION 2.08. Repayment of Loans; Evidence of DebtSECTION 2.08. Repayment of Loans; evidence of Debt

      (a)  Each  Borrower  hereby   unconditionally   promises  to  pay  to  the
Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record W the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes (payable to the order of each Lender holding a portion of such Loans or, if such promissory note is a registered note, to such Lender and its registered assigns).

 .ECTION 2.09. Prepayment of LoansSECTION 2.09. Prepayment of Loans

      (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section without premium or penalty (except to the extent provided in Section 2.14).

      (b) The  Company  shall  notify  the  Administrative  Agent  by  telephone
(confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of repayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

 .ECTION 2.10. FeesSECTION 2.10. Fees

      (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (b) The Company agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate which is applicable to Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.0625% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

      (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders or, in the case of fronting fees, to the Issuing Bank. Fees paid shall not be refundable under any circumstances.

 .ECTION 2.11. InterestSECTION 2.11. Interest

      (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) the Applicable Rate.

      (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the sum of (i) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (ii) the Applicable Rate.

      (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to in the case of overdue principal of any Loan, plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, plus the rate applicable to AER Loans as provided above.

      (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; Provided that interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

      (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

 . If prior to the commencement of any Interest Period for a Eurodollar Borrowing:rest

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

      (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective,
(ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

 .ECTION 2.13. Increased CostsSECTION 2.13. Increased Costs

           (a)  If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

      (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to the Administrative Agent for the account of such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in the Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to the Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or its holding company or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Company shall pay the Administrative Agent for the account of such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

 . In the event of (a) the payment of any principal of any Eurodollar Loan prior to the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan prior to the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to
Section 2.17, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. The loss to any Lender attributable to any such event shall be an amount determined by such Lender to be equal to the excess, if any, of W the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

 .ECTION 2.15. TaxesSECTION 2.15. Taxes

      (a) Any and all payments by or an account of any obligation of the Credit Parties hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) The Credit Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Company shall indemnify the Administrative Agent, each Lender and the Issuing Bank (by payment to the Administrative Agent for the account of such Lender), within 10 days after written demand therefor (with a copy to the Administrative Agent), for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, which any Credit Party failed to pay under paragraphs (a) and (b) above and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Company shall have the right to contest, reasonably and in good faith to appropriate Governmental Authorities, whether such Indemnified Taxes or Other Taxes were correctly or legally asserted so long as the Company shall have reimbursed to the Administrative Agent, such Lender or the Issuing Bank (as the case may be) the amount so paid by the Administrative Agent, such Lender or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, by the Issuing Bank or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.16. Payments Generally; Pro Rata Treatment;
Sharing of Set-offsSECTION 2.16. Payments Generally; Pro Rata Treatment;Sharing of .etoffs

      (a) Each Credit Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied W first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; Provided that W if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Credit Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Credit Parties or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Credit Parties consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Credit Parties in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with such interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.17. Mitigation Obligations; Replacement of LendersSECTION 2.17. .itigation Obligations; Replacement of Lenders

      (a) If any Lender requests compensation under Section 2.13, or if the Credit Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment W would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.13, or if the Credit Parties are required to pay any additional amount to any Lender or the Administrative Agent or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); Provided that W the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, within five days after the Company notifies such Lender of its intent to require such Lender to make the assignment contemplated by this Section 2.17, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.


 .     SECTION 2.18. Increase of CommitmentsSECTION 2.18. Increase of Commitments

      (a) The Company shall have the right at any time prior to the Maturity Date to increase the aggregate principal amount of the Commitments by an aggregate amount for all such increases not exceeding $50,000,000 by (i) requesting to the Administrative Agent that the existing Lenders increase the aggregate principal amount of their Commitments in a principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) adding one or more Persons to this Agreement as Lenders, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), provided that the Commitment of any such Person shall be in a principal amount not less than $10,000,000 (or such lesser amount which, when added to the existing Commitments, shall cause the aggregate principal amount of all increases of the Commitments to equal $50,000,000). The Commitments may not be increased pursuant to this Section 2.18 more than once during any calendar year.

      (b) In the event that the Company exercises its option pursuant to clause W of Section 2.18(a), the Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, within 30 days after receipt of such notice, notify the Administrative Agent in writing, which notice shall be irrevocable, (i) of the principal amount by which it agrees to increase its Commitment (with respect to each such Lender, its "Proposed Increased Commitment") or (ii) that it does not agree to increase its Commitment. In no event shall a Lender's Proposed Increased Commitment exceed the principal amount of the increase requested by the Company. If any Lender shall fail to notify the Administrative Agent in writing of its decision to increase its Commitment, such Lender shall be deemed not to agree to an increase. The Administrative Agent shall first allocate the requested increase of Commitments to each Lender that agrees to increase its Commitment in an amount equal to such Lender's pro rata share of the requested increase (determined in accordance with the existing Commitments) or, if such Lender's Proposed Increased Commitment is less than its pro rata share of the requested increase (determined in accordance with the existing Commitments), in an amount equal to such Lender's Proposed Increased Commitment. The remaining portion of the requested increase, if any, shall be allocated to the Lenders whose Proposed Increased Commitments exceed their respective pro rata share of such requested increase (determined in accordance with the existing Commitments) pro rata in accordance with each such Lender's Proposed Increased Commitment. The Administrative Agent shall notify the Company and the Lenders of such allocation and the date such increase shall be effective, which date shall be not less than 5 Business Days after such notification has been given to the Company and the Lenders. In no event shall a Lender's allocated share of the increased Commitments exceed its Proposed Increased Commitment.

      (c) In the event that the Company  exercises its option pursuant to clause
(ii) of Section 2.18(a), each Person which shall be added as a Lender shall promptly deliver to the Administrative Agent an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Person shall undertake a Commitment. Upon the effective date of such agreement as specified therein, such Person shall become a Lender hereunder and the Administrative Agent shall record the information reflecting such agreement in the Register.

      (d) Notwithstanding any other provision of this Section 2.18, the right of the Company to increase the aggregate principal amount of the Commitments shall be subject to the following conditions:

      (i) no Default shall have occurred and be continuing on and as of each of the date of the request by the Company referred to in Section 2.18(a) and the effective date of the increase of Commitments under Section 2.18(b) or the addition of a Lender pursuant to Section 2.18(c), as the case may be (the "Relevant Increased Commitment Date");

      (ii) the representations and warranties of the Credit Parties set forth in this Agreement and the other Credit Documents shall be true and correct on and as of the date of the request by the Company referred to in Section 2.18(a) and the Relevant Increased Commitment Date;

      (iii)if any Loans shall be outstanding hereunder on any Relevant Increased Commitment Date, the Company shall, notwithstanding any provisions contained herein regarding the minimum amount or pro rata nature of such borrowing or prepayment (A) borrow ABR Loans on the Relevant Increased Commitment Date or, in the case of Eurodollar Loans, on the last day of the first Interest Period(s) to expire thereafter (1) from the Lenders increasing their Commitments (in the case of an increase effected pursuant to Section 2.18(b)) or (2) from the Person or Persons becoming Lenders (in the case of an increase effected pursuant to Section 2.18(c) and (B) prepay AER Loans (on the Relevant Increased Commitment Date) and Eurodollar Loans (on the last day of the first Interest Period(s) to expire thereafter) owing to the other Lenders in such amounts and such types that, after giving effect thereto, all of the Eurodollar Loans and all of the AER Loans shall be allocated among the Lenders pro rata in accordance with the amounts of their respective Commitments (after giving effect to the increase in the aggregate amount of the Commitments), all in accordance with Section 2.09 (other than any provision regarding the minimum amount of such prepayment contained therein);

      (iv)  the Company shall not have reduced the Commitments pursuant to
      Section 2.07(b); and

      (v) at no time shall the aggregate principal amount of the Commitments exceed $300,000,000.

Each request for an increase of the Commitments under this Section 2.18 shall be deemed to constitute a representation and warranty by the Credit Parties as to the matters specified in clauses and (ii) above (both as of the date of the request by the Company referred to in Section 2.18(a) and, unless the Company notifies the Administrative Agent to the contrary prior to the Relevant Increased Commitment Date, on such Relevant Increased Commitment Date).


                             ARTICLE IIIARTICLE III

 . The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, the Subsidiary Borrowers and all other amounts from time to time owing to the Lenders, the Administrative Agent or the Issuing Bank by the Subsidiary Borrowers under this Agreement
(collectively,   the  "Guaranteed  Obligations"),   in  each  case  strictly  in
accordance with the terms thereof. The Company hereby further agrees that if the Subsidiary Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly on demand pay the same, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

 . The obligations of the Company under Section 3.01 are absolute, unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Subsidiary Borrowers under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law,
irrespective  of  any  other   circumstance   whatsoever  that  might  otherwise
constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed, to the fullest extent permitted by law, that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder which shall remain absolute and unconditional as described above:

      (i) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed obligations shall be extended, or such performance or compliance shall be waived;

     (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;
     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

     (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

To the fullest extent permitted by law, the Company hereby expressly waives diligence, presentment, demand of payment to any Subsidiary Borrower, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Subsidiary Borrowers under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

 . The obligations of the Company under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Borrower in respect of the Guaranteed obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed
Obligations,   whether  as  a  result  of  any   proceedings  in  bankruptcy  or
reorganization or otherwise and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

 .  The  Company  hereby  waives,   until  payment  in  full  of  the  Guaranteed
obligations, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the U.S. Bankruptcy Code) or otherwise by reason of any payment by them pursuant to the provisions of this Article III.

 . The Company agrees that, as between the Company and the Lenders, the obligations of the Subsidiary Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Subsidiary Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Subsidiary Borrowers) shall forthwith become due and payable by the Company for purposes of Section 3.01.

     SECTION 3.06 Instrument for the Payment of MoneySECTION 3.06 Instrument for the . The Company hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3324.

 . The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                   ARTICLE IV

         Representations and WarrantiesARTICLE IVRepresentations and Warranties

     Each  Credit  Party   represents   and  warrants  (as  to  itself  and  its
Subsidiaries only) to the Lenders that:

 . Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 4.02. Authorization; EnforceabilitySECTION 4.02. Authorization; . The Transactions are within each Credit Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and each other Credit Document has been duly executed and delivered by each Credit party thereto and constitutes a legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors, rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 4.03. Governmental Approvals; No ConflictsSECTION 4.03. Governmental . The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or of any of Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

     SECTION 4.04. Financial Condition; No Material Adverse ChangeSECTION 4.04. .inancial Condition; No Material Adverse Change

     (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended February 29, 1996, reported on by KPMG Peat Marwick L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended November 30, 1996, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

      (b) Since February 29, 1996,  there has been no material adverse change in
the  business,  assets,  operations,   prospects  or  condition,   financial  or
otherwise, of the Company
and its Subsidiaries, taken as a whole.

 .ECTION 4.05. PropertiesSECTION 4.05. Properties

      (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.06. Litigation and Environmental MattersSECTION 4.06. Litigation and Environmental Matters

      (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Credit Party, threatened against or affecting the Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
      (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 4.07. Compliance with Laws and AgreementsSECTION 4.07. Compliance with . Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 4.08. Investment and Holding Company StatusSECTION 4.08. Investment and . Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

 . Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all under funded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such under funded Plans by more than $10,000,000.

 . The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, do not contain any misstatement of material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                    ARTICLE V

                          ConditionsARTICLE VConditions

 . The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

      (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

      (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Ropes & Gray, counsel for the Company and its Subsidiaries, substantially in the form of Exhibit B, and covering such other matters relating to the Company and its Subsidiaries, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

      (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

      (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02 and specifying the Leverage Ratio as of said date.

      (e) Each of the Administrative Agent and the Syndication Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder. The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on March 14, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

 . The obligation of each Lender to make a Loan to the Company or any Subsidiary Borrower, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

      (a) The representations and warranties of the Credit Parties set forth in this Agreement and the other Credit Documents shall be true and correct on and as of the date of such Loan is made or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

      (b) At the time of and immediately after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each borrowing of a Loan by the Company or a Subsidiary Borrower and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE VI

                              Affirmative Covenants

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

       SECTION 6.01. Financial Statements and Other InformationSECTION 6.01. Financial . The Company will furnish to the Administrative Agent (with sufficient copies for each Lender), and the Administrative Agent shall promptly furnish to each Lender:

      (a) within 10 Business Days after the electronic filing of the same with the SEC, but in no event later than 120 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

      (b) within 10 Business Days after the electronic filing of the same with the SEC, but in no event later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

      (c) concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a certificate of a Financial Officer of the Company W certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.07, 7.08 (including a calculation of the amount of Interest Expense paid or payable in cash) and 7.09, (iii) setting forth the Applicable Rates to be applied commencing on the fifth Business Day following the date of receipt by the Administrative Agent of such certificate and the related financial statements and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

      (d) concurrently with any delivery of financial statements under paragraph
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

      (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

      (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

 . The Company will furnish to the Administrative Agent prompt written notice of the s following (and the Administrative Agent shall promptly furnish a copy of such notice to each Lender):

 ......     (a)  the occurrence of any Default;

 .....(b) the filing or  commencement  of any action,  suit or  proceeding  by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

 .....(c) the  occurrence  of any ERISA  Event that,  alone or together  with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

 .....(d) any other  development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 6.03. Existence; Conduct of BusinessSECTION 6.03. Existence; Conduct of . The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale permitted under Section 7.03.

 . The Company will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 6.05. Maintenance of Properties; InsurancSECTION 6.05. Maintenance of e. The Company will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      SECTION 6.06. Books and Records; Inspection RightsSECTION 6.06. Books and . The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP. The Company will, and will cause each Subsidiary to, permit representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice through the Administrative Agent and at reasonable times, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, provided that, so long as no Default shall have occurred and be continuing, not more than one such visit by representatives of the Administrative Agent and/or one or more of the Lenders must be permitted during any calendar year.

 . The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

 . The proceeds of the Loans will be used only for general corporate purposes of the Company or any Subsidiary (including any acquisition of all or substantially all of the capital stock of any Person, provided that such acquisition has been approved by the board of directors of such Person). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations G, U and X.

                                   ARTICLE VII

                               Negative Covenants
ARTICLE VIINegative Covenants
      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

 . The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

 ......     (a)  Indebtedness created hereunder;

      (b) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or another Subsidiary (including Guarantees by the Company of Indebtedness of any Subsidiary or by any Subsidiary of Indebtedness of the Company or any other Subsidiary);

      (c) Indebtedness of the Company or any Subsidiary as an account party in respect of letters of credit issued in the ordinary course of business and not supporting Indebtedness;

      (d) Indebtedness of Subsidiaries to Persons other than the Company or another Subsidiary in an aggregate principal amount not exceeding $45,000,000;

      (e) Indebtedness of the Company that is subordinated by its terms to the obligations of the Company to pay principal of and interest on the Loans and all other amounts owing hereunder, and governed by documentation containing terms not less favorable than those typically found in publicly issued subordinated debt or otherwise in form and substance reasonably satisfactory to the Required Lenders; and

      (f) other Indebtedness of the Company in an aggregate principal amount not exceeding $200,000,000; Provided that the aggregate principal amount of such other Indebtedness secured by assets of the Company and/or its Subsidiaries shall not exceed $45,000,000.

 . The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a)  Permitted Encumbrances;

      (b) Liens with respect to goods shipped and documents related thereto created in connection with the issuance of trade letters of credit;

(c)   any Lien on Margin Stock; and

      (d) any Lien on any property or asset of the Company or any Subsidiary securing Indebtedness permitted by Section 7.01(d) or Section 7.01(f).

 .ECTION 7.03. Fundamental ChangesSECTION 7.03. Fundamental Changes

      (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into another Subsidiary, provided that, if only one such Subsidiary is a Subsidiary Borrower, the Subsidiary Borrower shall be the surviving corporation, (iii) any Subsidiary may merge into another Person if the Person surviving the merger becomes or remains a Subsidiary (and, if such Subsidiary was a Subsidiary Borrower immediately prior to such merger, becomes a Subsidiary Borrower) and (iv) any Subsidiary (other than a Subsidiary Borrower) may liquidate or dissolve; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.04.

      (b) The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any part of its assets (including the stock of any of its Subsidiaries), in each case whether now owned or hereafter acquired, except that:

      (i) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary;

      (ii) the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of inventory or other assets in the ordinary course of business;

      (iii) the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of any obsolete assets;

      (iv) the Company or any Subsidiary may bell, transfer or otherwise dispose of any Margin Stock;

      (v) in addition to the transactions permitted under the foregoing clauses, the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of any assets for not less than fair market value if the value of the assets sold, transferred, leased or disposed pursuant to such transaction, when added to the value of all other assets theretofore sold, transferred, leased or disposed pursuant to this clause (v), does not exceed 25% of the Company's consolidated tangible assets (as set forth in the most recent audited financial statement of the Company provided pursuant to the Section 6.01(a)).

      (c) The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

      SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.

      (a) The Company will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(i)        Permitted Investments;

(ii) investments by the Company in the capital stock of Subsidiaries;

      (iii)loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary;

(iv)     Guarantees constituting Indebtedness permitted by Section 7.01;

      (v) minority investments in the capital stock of any Person engaged in the same or substantially similar lines of business to that engaged in by the Company as of the date hereof not to exceed an aggregate amount of $80,000,000; Provided that each such investment has been approved by the Board of Directors of such Person;

      (vi) purchases of publicly traded capital stock of any Person engaged in the same or substantially similar lines of business to that engaged in by the Company as of the date hereof, in an amount not to exceed St of the capital stock of such Person, provided that (A) the aggregate consideration paid or payable (including any noncash consideration) for such capital stock does not exceed $15,000,000 and (B) the aggregate consideration paid or payable (including any non-cash consideration) for capital stock of all Persons under this clause (vi) does not exceed $60,000,000; and provided further that any such purchase which leads to the acquisition of all or substantially all of the capital stock of such Person shall be required to comply with the requirements of clause (vii) below;

      (vii)in addition to the Investments permitted under the foregoing clauses, the Company and its Subsidiaries may acquire all or substantially all of the capital stock of any Person (other than any Subsidiary) (each an "Acquired Entity"), in a single transaction or a series of related transactions, so long as:

      (A) each Acquired Entity shall engage in the same or substantially similar lines of business to that engaged in by the Company as of the date hereof;

      (B) with respect to any such acquisition where. the consideration to be paid or payable (including any non-cash consideration) will exceed $50,000,000, the Company shall deliver to the Administrative Agent, no later than five Business Days prior to the consummation of such acquisition, a copy of the draft acquisition agreement (including schedules and exhibits);

      (C) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred or be continuing; and

      (D) after giving effect to such acquisition the Company shall be in compliance with Sections 7.07, 7.08 and 7.09 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such acquisition for which financial statements of the Company and its Subsidiaries are available, under the assumption that such acquisition shall have been made or consummated, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition), and on or prior to the date of the consummation of such acquisition, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying as to W compliance by the Company with the requirements of this clause (D) (and providing the calculations thereof in reasonable detail, together with sufficient back-up information as reasonably requested by the Administrative Agent) and (y) the matters specified in clause (C) above.

      (b) The Company will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into to hedge or mitigate risks, including anticipated transactions, to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, provided that in no event shall the Company or any Subsidiary be permitted to enter into any Hedging Agreement for speculative purposes.
      SECTION 7.05. Transactions with AffiliatesSECTION 7.05. Transactions with . The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate, unless such transaction complies with the requirements of clause (a) of this Section 7.05 as to such other Affiliate. . The Company will not, and will not permit any Subsidiary to, directly or ts indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary
(a) to pay dividends or other distributions with respect to any shares of its capital stock, (b) to make or repay loans or advances to the Company or any other Subsidiary or (c) to transfer any of its property or assets to the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to any Person, or the property or assets of such Person, acquired by the Company or any Subsidiary and existing at the time of such acquisition (or by any extension, renewal, replacement, refinancing, modification or restatement of any such agreement, so long as it does not impose any more restrictive restriction or condition), which restrictions or conditions (A) are not applicable to any Person or the property or assets of any Person other than the Person or the property or assets of such Person so acquired and (B) were not put in place in anticipation of such acquisition and (iv) the foregoing clause (c) shall not apply to restrictions and conditions arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar type of property or asset or (B) that exists by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Agreement and, in each case, that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Subsidiary in any manner material to the Company an its Subsidiaries, taken as a whole.

  The Company will not permit the Leverage Ratio to exceed 2.50 to 1 at any time.

 . The Company will not permit the Interest Coverage Ratio to be less than or equal to 3.00 to 1 as at the last day of each fiscal quarter of the Company.

 . The Company will not permit Tangible Net Worth to be less than $500,000,000 at any time.


                                  ARTICLE VIII

                                Events of Default

      If any of the following events ("Events of Default") shall occur:
      (a) any Borrower shall fail to pay any principal of any Loan or the Company shall fail to pay any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

      (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

      (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

      (d) the Company or any Subsidiary Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03 (with respect to any Borrower's existence) or 6.08 or in Article VII;

      (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses
(a) through (d), inclusive, of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

      (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of Indebtedness of the Company or any Subsidiary in an aggregate principal amount exceeding $10,000,000 (other than under this Agreement), when and as the same shall become due and payable (after giving effect to any applicable grace period);

      (g) any event or condition occurs that W results in any Indebtedness of the Company or any Subsidiary in an aggregate principal amount exceeding
$10,000,000 (other than under this Agreement) becoming due prior to its scheduled maturity or (ii) after giving effect to any applicable grace period, enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

      (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking W liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

      (j) the Company or any Material Subsidiary shall admit in writing that it is unable to pay its debts as they become due;

      (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

      (1) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(m)   a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or W of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or W of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.


                                   ARTICLE IX

                            The Administrative Agent

      Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

      The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company and its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, with a combined capital and surplus of at least
$500,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

      The Syndication Agent, in its capacity as such, shall have no obligations, duties or liabilities whatsoever under this Agreement.


                                    ARTICLE X
                       MiscellaneousARTICLE XMiscellaneous
 . Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to any of the Borrowers, to the Company at 35 Industrial Way, Rochester, New Hampshire 03867, Attention of Moya S. Joosten (Telecopy No.
(603) 337-4566);

      (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, Eighth Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 999 Broad Street, Bridgeport, Connecticut 06604, Attention of David Nackley (Telecopy No. (203) 382-6314); and

      (c) if to any Lender (including in its capacity as Issuing Bank), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

 .ECTION 10.02. Waivers; AmendmentsSECTION 10.02. Waivers; Amendments

      (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Credit Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the Guarantor from its obligations hereunder, without the written consent of each Lender or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

SECTION 10.03. Expenses; Indemnity: Damage WaiverSECTION 10.03. Expenses;
Indemnity: Damage Waiver

      (a) The Company shall pay W all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

      (b) The Company shall indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an ("Indemnitee"), by payment to the Administrative Agent for the account of such Lender or any of its Related Persons, against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of W the execution or delivery of-this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any Subsidiary, or any Environmental Liability related in any way to the Company or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) To the extent that the Company fails to pay any amount required to be paid by it to the Issuing Bank, the Syndication Agent or the Administrative Agent (for its own account) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent or the Issuing Bank in its capacity as such.

      (d) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

 .ECTION 10.04. Successors and AssignsSECTION 10.04. Successors and Assigns

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that W except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company, the Administrative Agent and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

      (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (e) Any Lender may, without the consent of the Company, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

      (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) as though it were a Lender.

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

  All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 10.06. Counterparts; Integration EffectivenessSECTION 10.06. . This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

 . Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. . If an Event of Default arising under clause (a) or (b) of Article VIII shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Credit Parties against any of and all the obligations of the Credit Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09. Governing Law; Jurisdiction; Consent to
Service of ProcessSECTION 10.09. Governing Law; Jurisdiction; Consent to Service of process

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

      (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

 . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER
INTO  THIS   AGREEMENT   BY,  AMONG  OTHER  THINGS,   THE  MUTUAL   WAIVERS  AND
CERTIFICATIONS IN THIS SECTION.

 . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

 . Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or any Subsidiary or their respective business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

 . The Company may from time to time designate one or more Subsidiaries as Subsidiary Borrowers hereunder by delivering to the Administrative Agent an agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which such Subsidiary agrees to be a party to and bound by this Agreement, and subject to the obligations of a "Subsidiary Borrower", a "Borrower" and a "Credit Party" hereunder. Any Subsidiary may, upon notice by the Company to the Administrative Agent, withdraw as a Subsidiary Borrower hereunder if no Loans to such Subsidiary Borrower are outstanding hereunder or if any such Loans are repaid contemporaneously with such withdrawal. Upon receipt by the Administrative Agent of such notice, each Lender shall be released from its obligations to make Loans to such Subsidiary and such Subsidiary shall cease to be a "Subsidiary Borrower" hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                     CABLETRON SYSTEMS, INC.


                     by___________________________
                        Name:
                        Title:

                     THE CHASE MANHATTAN BANK,
                     individually and as Administrative Agent


                     by__________________________
                        Name:
                        Title:

                     THE FIRST NATIONAL BANK OF CHICAGO,
                individually and as Syndication Agent by


                     by___________________________
                        Name:
                        Title:


                     THE BANK OF NEW YORK


                     by__________________________
                                  Name:
                        Title:


                     BANK OF TOKYO-MITSUBISHI TRUST
                COMPANY


                     by_______________________
                        Name:
                        Title:


                     CITIBANK, N.A.


                     by_______________________
                             Name:
                        Title:


                     THE DAI-ICHI KANGYO BANK, LTD.


                     by________________________
                        Name:
                        Title:


                        DEUTSCHE BANK AG, NEW YORK AND/CR
                     CAYMAN ISLANDS BRANCH


                          by_______________________
                             Name:
                             Title:



                          FIRST UNION NATIONAL BANK
                          OF NORTH CAROLINA



                          by_______________________
                             Name:
                             Title:


                        FLEET BANK, NATIONAL ASSOCIATION


                          by________________________
                             Name:
                             Title:


                          NATIONSBANK OF TEXAS, N.A.


                          by________________________
                             Name:
                             Title:


                          THE SAKURA BANK, LIMITED


                          by_________________________
                             Name:
                             Title:


                       STATE STREET BANK AND TRUST COMPANY


                          by________________________
                             Name:
                             Title:



                          WACHOVIA BANK OF GEORGIA, N.A.


                          by______________________
                             Name:
                             Title:



                       BANK OF AMERICA NATIONAL TRUST AND
                          SAVINGS ASSOCIATION


                          by________________________
                             Name:
                             Title:


                          THE BANK OF NOVA SCOTIA


                          by________________________
                             Name:
                             Title:



                         CREDIT LYONNAIS NEW YORK BRANCH


                          by________________________
                             Name:
                             Title:


                        THE FIRST NATIONAL BANK OF BOSTON


                          by_______________________
                             Name:
                             Title:


                          MELLON BANK, N.A.


                          by_______________________
                             Name:
                             Title:

                             Schedule 2.01
      COMMITMENTS



Lender                                         Commitment

The Chase Manhattan Bank                       $17,500,000.00
The First National Bank of Chicago             $17,500,000.00
The Bank of New York                           $15,000,000.00
Bank of Tokyo-Mitsubishi Trust Company         $15,000,000.00
Citibank, N.A.                                 $15,000,000.00
The Dai-Ichi Kangyo Bank, Ltd.                 $15,000,000.00
Deutsche Bank AG, New York and/or
Cayman Islands Branch                          $15,000,000.00
First Union National Bank
of North Carolina                              $15,000,000.00
Fleet Bank, National Association               $15,000,000.00
NationsBank of Texas, N.A.                     $15,000,000.00
The Sakura Bank, Limited                       $15,000,000.00
State Street Bank and Trust Company            $15,000,000.00
Wachovia Bank of Georgia, N.A.                 $15,000,000.00
Bank of America National Trust and
Savings Association                            $10,000,000.00
The Bank of Nova Scotia                        $10,000,000.00
Credit Lyonnais New York Branch                $10,000,000.00
The First National Bank of Boston              $10,000,000.00
Mellon Bank, N.A.                              $10,000,000.00

                                   EXHIBIT A



                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement, dated as of March 7, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Cabletron Systems, Inc., a Delaware corporation (the "Company"), the Subsidiary Borrowers from time to time party thereto, the lenders named therein, The Chase Manhattan Bank, as administrative agent for such lenders, and The First National Bank of Chicago, as syndication agent. Terms defined in the Credit Agreement are used herein as defined therein.

      _____________________________ the "Assignor") and _________________ (the
"Assignee") agree as follows:

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement as is set forth on Schedule 1 (the "Assigned Facility"), in a principal amount and percentage as set forth on Schedule 1.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any Subsidiary or any other obligation or the performance or observance by the Company or any Subsidiary or any other obligor of any of their respective obligations under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto.

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04 thereof, the financial statements delivered pursuant to Section 6.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any promissory note or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, any promissory note or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to Section 2.14(e) of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 10.04 of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent and shall in no event be earlier than the date the information contained herein is recorded in the Register pursuant to Section 10.04 of the Credit Agreement).

      5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in
Section 10.05 of the Credit Agreement.

      7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

      8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

      Schedule I to
                            Assignment and Acceptance
                        relating to the Credit Agreement,
                           dated as of March 7, 1997,
                        between Cabletron Systems, Inc.,
                     the Subsidiary Borrowers party thereto,
                           the lenders named therein,
                            The Chase Manhattan Bank,
                     as administrative agent for the Lenders
                 (in such capacity, the "Administrative Agent"),
                     and The First National Bank of Chicago,
                              as syndication agent

Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

                Principal                      Percentage
               Amount Assigned                 Assigned

           [ASSIGNEE]               [ASSIGNOR]

           By:                      BY:
           Title:                         Title:


                                    [Consented to and] Accepted:
                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent


                                    By:
                                    Title:

                                 [Consented to:

                                    CABLETRON SYSTEMS, INC.

                                    By:
[Consented to:

[NAME OF ISSUING BANK]



By:
Title: I

                                    EXHIBIT B


                                 Form of Opinion
                                       of
                                  Ropes & Gray



                                    _____________, 1997



The Chase Manhattan Bank, as Administrative Agent
Loan and Agency Services Group-
One Chase Manhattan Plaza
New York, New York 10081


The First National Bank of Chicago, as Syndication Agent
One First National Plaza
Chicago, Illinois 60670

Each of the Lenders listed on the signature pages to the Credit Agreement

Ladies and Gentlemen:

     This opinion is being furnished to you pursuant to Section 5.01 of the Credit Agreement dated as of March _, 1997 (the "Credit Agreement") among Cabletron Systems, Inc., a Delaware corporation (the 'Company"), each of the Lenders listed on the signature pages thereto, The Chase Manhattan Bank, as Administrative Agent and The First National Bank of Chicago, as Syndication Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     We have acted as counsel to the Company in connection with the Credit Agreement. We have participated in the preparation of the Credit Agreement and have examined copies thereof executed by the Company. We have also examined such Certificates, documents and records, and have made such examination of law, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied upon representations and warranties contained in the Credit Agreement and in certificates delivered to you in connection therewith as to matters of fact (other than facts constituting conclusions of law).
     We call your attention to the fact that the Credit Agreement provides that it is to be governed by the laws of the State of New York and we understand that you are relying on the advice of your own counsel with respect to all matters involving New York law. For purposes of rendering the opinions expressed in paragraph 3 below, we have assumed that the Credit Agreement provides that it is to be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States.

Based on the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate powers adequate for the execution, delivery and performance of the Credit Agreement and for carrying on the business now conducted by it as described in the Company's Annual Report on Form 10-K for the year ended February 29, 1996.

     2. The Credit Agreement, including the borrowings by the Company thereunder and the incurrence by the Company of liability in respect of Letters of Credit thereunder, has been duly authorized by all necessary corporate action on the part of the Company.

     3. [Each of) the Credit Agreement [and the Notes being delivered today under the Credit Agreement] has been duly executed and delivered by the Company and (subject to the qualifications stated in the penultimate paragraph hereof) is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. The execution and delivery of the Credit Agreement by the Company, and the compliance by the Company with the terms of the Credit Agreement, will not result in any violation of, or be in conflict with, any terms or provision of:
(a) its charter or bylaws or (b) any presently existing federal or Massachusetts law, statute or governmental regulation.

     5. Under existing provisions of law, no approval of or authorization or other action by any federal or Massachusetts governmental authority is required to be obtained by the Company in connection with the execution, delivery or performance of the Credit Agreement.

     6. Neither the Company nor any Subsidiary of the Company is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     7. To our knowledge, after having made inquiry of the Company but without having investigated any governmental records or court dockets, there is no governmental action or proceeding and no litigation pending against the Company which places in question the validity or enforceability of, or seeks to enjoin the performance of, the Credit Agreement.

     Our opinion that each of the Credit Agreement [and the Notes being delivered today under the Credit Agreement] is the legal, 'valid and binding obligation of the Company, enforceable in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors, (ii) general principles of equity, regardless of whether applied in, proceedings in equity or at law, and
(iii) the fact that the enforcement of the indemnity provisions contained in the Credit Agreement may be limited by applicable federal or state securities laws. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Under is located (other than The Commonwealth of Massachusetts) that limit the interest, fees or other charges such Lender may impose, (ii) Section
3.06 or the second  sentence  of Section  2.16(c) of the Credit  Agreement,  and
(iii) Section 10.09(c) of the Credit Agreement, insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

The foregoing opinion is solely for your benefit, and for the benefit of such other Lenders as may from time to time become parties to the Credit Agreement, and all participants in or assignees of the Loans pursuant to Section 10.04 of the Credit Agreement, and may not be relied on by any other Person.


                                Very truly yours,



                                  Ropes & Gray